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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 8, 2001, with respect to the financial statements of Preferred Industries, Inc. as of and for the years ended December 31, 1999 and 1998, and the statements of operations, cash flows and stockholders' equity for the four months ended April 30, 2000, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-68354, 333-27827, and 333-62653.



Arthur Andersen LLP

Houston, Texas
March 27, 2002









                                     EX-284